EXHIBIT 5.2

OPINION OF DAVIS POLK & WARDWELL

                                        May 20, 2008

El Paso Electric Company

Stanton Tower

100 North Stanton

El Paso, TX 79901

Ladies and Gentlemen:

We have acted as special counsel for El Paso Electric Company, a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) shares of common stock, no par value (the “Common Stock”), of the Company; (b) shares of preferred stock, no par value (the “Preferred Stock”), of the Company; (c) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to the Debt Securities Indenture dated May 1, 2005, entered into between us and The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Debt Trustee”), as supplemented by the First Supplemental Debt Securities Indenture dated May 19, 2008 (together, the “Indenture”); (d) first mortgage bonds (the “Bonds”), which may be issued pursuant to the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between the Company and U.S. Bank National Association, as trustee (the “Bond Trustee”), as amended (the “Mortgage”); (e) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent (the “Warrant Agreement”); (f) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1. Assuming the Indenture has been duly authorized, executed and delivered under Texas law by the Debt Trustee and the Company, the specific terms of a particular series of Debt Securities have been duly authorized under Texas law and established in accordance with the Indenture, and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered under Texas law in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company under New York law, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2. Assuming the Mortgage has been duly authorized, executed and delivered under Texas law by the Bond Trustee and the Company, the specific terms of a particular series of Bonds have been duly authorized under Texas law and established in accordance with the Mortgage, and such Bonds have been duly authorized, executed, authenticated, issued and delivered under Texas law in accordance with the Mortgage and the applicable underwriting or other agreement, such Bonds will constitute valid and binding obligations of the Company under New York law, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3. Assuming the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered under Texas law by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized under Texas law and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered under Texas law in accordance with the Warrant Agreement and the applicable underwriting or other agreement under Texas law, such Warrants will constitute valid and binding obligations of the Company under New York law, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. Assuming the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered under Texas law by the Purchase Contract Agent and the Company, the specific terms of the Purchase Contracts have been duly authorized under Texas law and established in accordance with the

Purchase Contract Agreement, and such Purchase Contracts have been duly authorized, executed, issued and delivered under Texas law in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement, such Purchase Contracts will constitute valid and binding obligations of the Company under New York law, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. Assuming the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered under Texas law by the Unit Agent and the Company, the specific terms of the Units have been duly authorized under Texas law and established in accordance with the Unit Agreement, and such Units have been duly authorized, executed, issued and delivered under Texas law in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company under New York law, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the Bars of the States of New York and California, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to the Public Utility Holding Company Act of 2005 or any related laws, rules or regulations or the Federal Power Act or any other laws, rules or regulations promulgated by or within the enforcement authority of Federal Energy Regulatory Commission or any other law, rule or regulation that is applicable to the Company, the documents referenced herein or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of such documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,
/s/ Davis Polk & Wardwell